SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

Registration Statement

Under the

Securities Act of 1933

Stream Communications Network, Inc.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada                                                                                0000

(State or Other Jurisdiction of Incorporation                               (IRS employer Identification No.)

           or Organization

1020 - 400 Burrard Street, Vancouver, B.C., Canada

(Address of Principal Executive Offices)

Consulting Services

(full Title of the Plan)

Stanislaw Lis, 1020 - 400 Burrard Street, Vancouver, B.C., Canada

( Name and address of Agent for Service)

(604) 669-2826

(Telephone Number including area Code of Agent for Service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: ____

CALCULATION OF REGISTRATION FEE

__________________________________________________________________

	Proposed	Proposed
Title of	Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
To be	To be	Price	Offering	Registration
Registered	Registered	Per share	Price	Fee

Common Stock	500,000	$0.90	$450,000	$112.50

___________

1 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h)(1), based on the closing price of the Company's Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

The Company's Annual Report on Form 20-F dated June 30, 2003, for the year ending December 31, 2002 and six Form 6-K’s dated July 2, 2003; September 19, 2003; December 8, 2003;  March 11, 2004; March 17, 2004 and May 7, 2004, are hereby incorporated by reference.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed  to be modified or superseded for purposes of this Registration Statement of the extent that such statement is replaced or modified by a statement contained in this Registration Statement.

Item 4

Description of Securities

Securities are registered under Section 12 of the Exchange Act and therefore, the description of securities is omitted.

Item 5

Interest of Named Experts and Counsel

None.

Item 6.

Indemnification of Directors and Officers

British Columbia Corporation Law provides that a domestic corporation may indemnify any person who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan ("director"), that is made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall be adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in a manner prescribed by law, that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. The director must be indemnified for expenses, however, if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which a corporation may advance expenses to, or obtain insurance or similar cover for, directors.

 The Company's Certificate of Incorporation provides for indemnification of the officers and directors of the Company and eliminates the liability of a director or officer to the Company or its stockholders for money damages to the fullest extent permitted by British Columbia law.

Item 7.

Exemption from Registration Claimed

Does Not Apply

Item 8.

Exhibits

See Exhibit Index

Item 9

Undertakings

The undersigned hereby undertakes:

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number

Description

Sequential

Page No.

5.1

Opinion of Craig J. Shaber, Esquire

23.1

Consent of Craig J. Shaber, Esquire

(Included in Exhibit 5.1)

24.1

Power of Attorney (Included on the Signature Page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on the 26st day of May, 2004.

Stream Communications Network, Inc.

By: ”Stanislaw L. Lis”

    Stanislaw Lis, President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY We, the undersigned directors of Stream Communications Network, Inc., do hereby constitute and appoint Stanislaw Lis, our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

Signature

Title

 Date

“Stanislaw L. Lis”

______________________    President, CEO, Director         5/26/2004

Stanislaw Lis

“Adam P. Wojcik”

_______________________  Secretary, Director

5/26/2004

Adam Wojcik

“Edward Mazur”

________________________ Director

5/26/2004

Edward Mazur

“Iwona Kozak”

________________________ Director

5/26/2004

Iwona Kozak

“Robert Wussler”

_______________________ Director

5,26/2004

Robert J. Wussler

“Jan Rynkiewicz”

_______________________ Director

5/26/2004

Jan Rynkiewicz

“Boyce Butler”

_______________________ Director

5/26/2004

Boyce Bulter